Exhibit F, Schedule 2

Portland General Electric Company
Form U-5S for Year Ended 12-31-04

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Item 2: Acquisitions or Sales of Utility Assets
Portland General Electric Company neither sold nor acquired operating units or systems in 2004.



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Job Number                       Description                                        Location              Amount
------------ -----------------------------------------------------------------  ------------------  ------------------

Additions to Plant in Service Exceeding $1 Million

   22541     Boardman-Purchase Replacement Rubber Tire Dozer                      Boardman, Or      $  1,239,821.22
   18084     W.Portland Sub, Upper Yard Capacity Addition                         Portland, Or         1,267,554.03
   22406     Colstrip #10008870 Generator Reliability                             Colstrip, Mt         1,283,385.90
   19410     Town Center Sub - Add Feeder & Sectionalizing Circuit Switchers      Portland, Or         1,288,679.76
   20973     North Fork-Rewind Generator #1                                       Clackamas River      1,342,465.54
   21961     Colstrip # 10007430 EHP Saddle Dam Repair                            Colstrip, Mt         1,400,973.36
   23099     Katz Technology License                                              Portland, Or         1,521,306.00
   17208     Office Automation Vintage Replacement Plan                           Portland, Or         1,526,027.80
   21435     Boardman-Install New Static Exciter                                  Boardman, Or         1,690,424.16
   21670     Boardman-Replace Primary Air Preheater Baskets                       Boardman, Or         1,717,409.14
   21139     Hogan North Sub - 115 kV Conversion                                  Portland, Or         1,722,235.67
   21870     Boardman-Rewind Generator Rotor                                      Boardman, Or         1,852,601.48
   19903     Canyon Sub - Add 115 kV Bkr & Replace Relays                         Portland, Or         2,327,347.62
   21254     Oak Grove-Rewind Gen. #2 and Refurbish Rotor                         Clackamas River      2,432,229.18
   19623     Sullivan-Replace Inner Rack Steel at Units 1-3                       Willamette River     3,261,648.72
   20698     Station E - Install 115-13 kV Transformer                            Portland, Or         8,896,939.93
   21343     Boardman-Upgrade HP/IP Turbine                                       Boardman, Or        10,921,406.96

Construction Work in Progress Over $1 Million

   21435     Boardman-Install New Static Exciter                                  Boardman, Or        $1,006,073.57
   21870     Boardman-Rewind Generator Rotor                                      Boardman, Or         1,080,160.24
   21670     Boardman-Replace Primary Air Preheater Baskets                       Boardman, Or         1,126,004.95
   19410     Town Center Sub - Add Feeder & Sectionalizing Circuit Switchers      Portland, Or         1,138,226.62
   22406     Colstrip #10008870 Generator Reliability                             Colstrip, Mt         1,283,385.90
   20973     North Fork-Rewind Generator #1                                       Clackamas River      1,330,821.29
   19911     Swan Island - Convert Substation to 115-kV                           Portland, Or         1,391,755.29
   23010     UNIX Server Consolidation- Hardware                                  Portland, Or         1,520,527.35
   23099     Katz Technology License                                              Portland, Or         1,521,306.00
   15782     Sullivan Relicensing                                                 Willamette River     1,522,146.35
   17208     Office Automation Vintage Replacement Plan                           Portland, Or         1,526,027.80
   18179     River Mill-Install New Fish Ladder                                   Clackamas River      1,904,997.55
   18708     Pelton-Round Butte Fish Passage                                      Deschutes River      2,233,507.91
   19623     Sullivan-Replace Inner Rack Steel at Units 1-3                       Willamette River     2,597,918.21
   21965     Colstrip #10007751 Plant Control System Upgrade                      Colstrip, Mt         2,896,554.86
   14174     Pelton-Round Butte Hydro Relicensing Project                         Deschutes River      3,020,056.29
   17204     Oak Grove Relicensing                                                Clackamas River      3,458,539.88
   20698     Station E - Install 115-13 kV Transformer                            Portland, Or         3,813,317.84
   22111     Integrated Human Resources Management System - Software              Portland, Or         4,067,236.50
   17203     North Fork Relicensing                                               Clackamas River      4,159,894.00
   21343     Boardman-Upgrade HP/IP Turbine                                       Boardman, Or         6,900,723.10
   22889     Port Westward Plant Construction                                     Clatskanie, Or      11,592,870.94
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Maintenance to, or the construction of, utility facilities does not constitute the acquisition of utility assets under Section 9(a)(1) of the Act.